Exhibit 99.1

TERMINATION AND RELEASE AGREEMENT

This Termination and Release (“Agreement”) is made as of the 6th day of November, 2014, between Plug Power Inc., a Delaware corporation (the “Company”), and Christopher T. Hutter (the “Executive”).

WHEREAS, the Executive and the Company entered into that certain Executive Employment Agreement, dated as of September 3, 2014 (the “Employment Agreement”) pursuant to which the Executive was to commence his employment with the Company on November 6, 2014;

WHEREAS, the Executive desires to terminate the Employment Agreement, effective as November 6, 2014, and prior to the commencement of his employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  Capitalized terms defined in the Employment Agreement and not otherwise defined herein shall have the meanings provided in the Employment Agreement.

2.                                      Termination.  The Company and the Executive hereby terminate the Employment Agreement effective as of November 6, 2014 and prior to the commencement of Employee’s employment with the Company.  Neither the Executive nor the Company shall have any rights or obligations under the Employment Agreement.  The Executive further agrees that he will not hold himself out as an employee or agent of the Company.

3.                                      Full Discharge of Obligations:  The Executive understands and agrees that the Executive is not entitled to, and will not receive, any payments or benefits of any kind from the Company.

4.                                      Mutual Release.

(a)                                         The Company knowingly and voluntarily waives, releases and forever discharges, as of the date hereof, the Executive from any and all claims, lawsuits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this Agreement) and whether known or unknown, suspected, or claimed against the Executive which the Company may have against the Executive.

(b)                                                 In consideration of the Company’s release of claims and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns, knowingly and voluntarily waives, releases and forever discharges, as of the date hereof, the Company, and all of its related, affiliated parent and subsidiary companies, and all respective present and former agents, representatives, employees, officers, directors, shareholders, partners, attorneys, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all claims, lawsuits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this Agreement) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which the Executive, the Executive’s spouse, or any of the Executive’s heirs, executors, administrators or assigns, may have against the Released Parties (the “Barred Claims”), including without limitation Barred Claims which arise out of or are connected with the Executive’s provision of services to, or the Executive’s separation or termination from, the Company.  Barred Claims also include claims for or under all federal, state and local laws related to worker or workplace protection including but not limited to those for unpaid wages, back pay, commissions, vacation pay, severance or other compensation and claims for express or implied breach of contract or tort, personal injury, wrongful discharge, mental anguish, or employment discrimination (including sexual harassment), punitive, exemplary or statutory damages, and any and all claims for attorneys’ fees or expenses associated with the Executive’s retention of counsel. In addition, Barred Claims include claims the Executive may have had under Title VII of the Civil Rights Act of 1964; the Civil Rights Acts of 1991, 1871 and 1866; the Americans with Disabilities Act of 1990; the Family Medical Leave Act, as amended; the Civil Rights Acts of 1866, 1964 and 1991; the Equal Pay Act; the Employee Retirement Income Security Act; the Fair Labor Standards Act of 1938; the Rehabilitation Act of 1973; the Occupational Safety and Health Act; the National Labor Relations Act; the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act of 1967 (including but not limited to the Older Worker Benefit Protection Act), the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C, all as amended; any applicable state employment discrimination statute; and any other federal, state, or local statutes or ordinances.  Notwithstanding the foregoing, nothing herein shall constitute a release by the Executive of a claim to the extent such claim is not waivable as a matter of applicable law.  The Executive confirms that he has no claim or basis for a claim whatsoever against the Company with respect to any such matters related to or arising out of the Employment Agreement or the termination thereof.

(c)                                          The Executive agrees not to accept damages of any nature, other equitable or legal remedies for the Executive’s own benefit or attorneys’ fees or costs from any of the Released Parties with respect to any Barred Claim.  As a material inducement to the Company to enter into this Agreement, the Executive represents that the Executive has not assigned any Barred Claim to any third party.

5.                                      ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA.

(a)                                 The Executive acknowledges that the Executive is waiving and releasing any rights the Executive may have under the Age Discrimination in Employment Act of 1967 (including but not limited to the Older Worker Benefit Protection Act) (collectively, “ADEA”) and that this waiver and release is knowing and voluntary.

(b)                                         The Executive acknowledges and agrees that the termination of the Employment Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the ADEA).

(c)                                          The Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Agreement.

6.                                      Representation:  The Executive acknowledges that the Company has advised the Executive to consult with an attorney of the Executive’s own choosing concerning this Agreement, specifically the waivers contained in this Agreement and that the waivers the Executive has made herein are knowing, conscious and with full appreciation that the Executive is forever foreclosed from pursuing any of the rights so waived.

7.                                      Review and Revocation Period:  The Executive has been provided the opportunity of at least twenty-one (21) days from the date of receipt of this Agreement to consider whether to execute it.  The Executive further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that the Executive should consult with an attorney of his choice before signing this Agreement, and the Executive has had sufficient time to consider the terms of this Agreement.  The Executive represents and acknowledges that if the Executive executes this Agreement before the twenty-one (21) days have elapsed, the Executive does so knowingly, voluntarily, and upon the advice and with the approval of the Executive’s legal counsel (if any), and that the Executive voluntarily waives any remaining consideration period. Subsequent to signing and returning this Agreement, the Executive has an additional period of seven (7) days (the “Revocation Period”) following the date of such return to revoke this Agreement, which revocation must be in writing and delivered to the Company within the Revocation Period.  This Agreement will not be effective or enforceable until the expiration of the Revocation Period.

8.                                      Nondisparagement.  The Executive agrees not to make any disparaging statements concerning the Company or any of its affiliates or current or former officers, directors, shareholders, employees or agents.  The Company shall direct all employees whom it informs of the terms of this Agreement not to make disparaging statements about the Executive outside the Company during such persons’ employment with the Company.  These nondisparagement obligations shall not in any way affect the obligation of any person to testify truthfully in any legal proceeding.

9.                                      Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce this Agreement, the parties hereby consent to the jurisdiction of the Supreme Courts of New York State and the United States District Court for the Northern District of New York.  Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

10.                               Integration.  This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter.

11.                               Enforceability.  If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.                               Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13.                               Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

14.                               Governing Law.  This is a New York contract and shall be construed under and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws principles of such State.  With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit.

15.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

16.                               Survival.  The provisions of this Agreement shall survive the termination of this Agreement to the extent necessary to effectuate the terms contained herein.

THIS TERMINATION AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  PLEASE READ CAREFULLY.

IN WITNESS WHEREOF, the parties hereto have executed this Termination and Release Agreement on the date and year first above written.

PLUG POWER INC.

By:	/s/ Andrew Marsh
Name: Andrew Marsh
Title: President & CEO

CHRISTOPHER T. HUTTER

/s/ Christopher T. Hutter

[Signature Page to Termination and Release Agreement]